Exhibit 3.1

ARTICLES OF INCORPORATION

OF

AB PRIVATE CREDIT CORPORATION

ARTICLE I

INCORPORATOR

The undersigned, J. Brent Humphries, whose address is 1345 Avenue of the Americas, 38th Floor, New York, New York, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

CORPORATE TITLE

The name of the corporation is: AB Private Credit Corporation (the “Corporation”).

ARTICLE III

BUSINESS PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose address is 351 West Camden Street, Baltimore, Maryland 21201. The street address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE V

SHARES

The Corporation has authority to issue 200,000,000 shares at $0.01 par value per share.

ARTICLE VI

DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the director who shall serve until the first meeting and until his successor is duly elected and qualified is:

J. Brent Humphries

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this      day of February, 2015.

SIGNATURE OF INCORPORATOR:

J. Brent Humphries

I hereby consent to my designation in this document as resident agent for this Corporation.

THE CORPORATION TRUST INCORPORATED

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